                     =====================================





                              PUT/CALL AGREEMENT

                                     Among

                        BLACKSTONE CAPITAL PARTNERS II
                          MERCHANT BANKING FUND L.P.,

                         BLACKSTONE FAMILY INVESTMENT
                             PARTNERSHIP II L.P.,

                        BLACKSTONE ROSE HILLS OFFSHORE
                            CAPITAL PARTNERS L.P.,

                       LOEWEN GROUP INTERNATIONAL, INC.

                             ROSES DELAWARE, INC.

                             THE LOEWEN GROUP INC.

                                      And

                          RHI MANAGEMENT DIRECT L.P.

                       --------------------------------

                        Dated as of:  November 19, 1996

                       --------------------------------



                     ====================================


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                               TABLE OF CONTENTS

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                                                     ARTICLE I

                                                    DEFINITIONS.................................................  2

         1.1  Certain Defined Terms.............................................................................  2

                                                    ARTICLE II

                                               CALL AND PUT OPTIONS............................................. 16

         2.1  Call Option....................................................................................... 16
         2.2  Put Option........................................................................................ 16
         2.3  Call Option Exercise Price........................................................................ 17
         2.4  Put Option Exercise Price......................................................................... 17

                                                    ARTICLE III

                                            CALCULATION OF OPTION PRICE......................................... 18

         3.1  Calculation of Creation Price and Acquisition Creation Price...................................... 18
         3.2  Calculation of Pro Forma EBITDA for the Entry Relevant Period and
                   Creation Multiple............................................................................ 19
         3.3  Calculation of Pro Forma Acquisition EBITDA for the Entry Relevant
                   Period....................................................................................... 20
         3.4  Calculation of EBITDA for the Exit Relevant Period................................................ 20
         3.5  Access to Information; Resolution of Disputes; Miscellaneous...................................... 20

                                                    ARTICLE IV

                             DETERMINATION OF OPTION CONSIDERATION; CERTAIN CONDITIONS.......................... 21

         4.1  Option Consideration.............................................................................. 21
         4.2  Conditions to Issuance of Loewen Common Stock..................................................... 23

                                                     ARTICLE V

                                                REGISTRATION RIGHTS............................................. 24

         5.1  Incidental Registration........................................................................... 24
         5.2  Registration on Request........................................................................... 25
         5.3  Registration Procedures .......................................................................... 27
         5.4  Indemnification .................................................................................. 29
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                                      -1-




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                                                    ARTICLE VI

                                          REPRESENTATIONS AND WARRANTIES........................................ 32

         6.1  Representations and Warranties of All Parties..................................................... 32
         6.2  Representations and Warranties of LGII, RDI and LWN............................................... 32
         6.3  Representations and Warranties of BCP and RHIM.................................................... 33

                                                    ARTICLE VII

                                               ADDITIONAL AGREEMENTS............................................ 34

         7.1  Calculation of EBITDA............................................................................. 34
         7.2  Further Assurances................................................................................ 35
         7.3  LWN Guarantee..................................................................................... 35
         7.4  Drag-Along Rights................................................................................. 36

                                                   ARTICLE VIII

                                                     CLOSINGS................................................... 37

         8.1  Payment of the Option Price in Cash or Loewen Common Stock........................................ 37
         8.2  Exercise of the BCP Liquidity Right............................................................... 37
         8.3  Default By LGII or LWN............................................................................ 38
         8.4  Time and Place of Closing......................................................................... 38

                                                    ARTICLE IX

                                                   MISCELLANEOUS................................................ 38

         9.1  Notices........................................................................................... 38
         9.2  Severability; Mutuality of Options................................................................ 39
         9.3  Entire Agreement.................................................................................. 39
         9.4  Amendment and Waiver.............................................................................. 39
         9.5  Assignment; Binding on Transferees................................................................ 39
         9.6  Variations in Pronouns............................................................................ 40
         9.7  Governing Law..................................................................................... 40
         9.8  Further Assurances................................................................................ 40
         9.9  Headings.......................................................................................... 40
         9.10  Counterparts..................................................................................... 40
         9.11  Submission to Jurisdiction; Waivers.............................................................. 40
         9.12  WAIVERS OF JURY TRIAL............................................................................ 40
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                                      -2-

                              PUT/CALL AGREEMENT

          PUT/CALL AGREEMENT, dated as of November 19, 1996 (this "Agreement"), among Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership ("BCPII"), Blackstone Rose Hills Offshore Capital Partners L.P., a Delaware limited partnership ("BROCP"), Blackstone Family Investment Partnership II L.P., a Delaware limited partnership ("BFIP" and, together with BCPII, BROCP and each of their respective permitted assigns and transferees as provided herein, and together with any Affiliate thereof that acquires shares of the capital stock of Rose Hills Holdings Corp., a Delaware corporation formerly known as Tuder Holding Company ("Holdings"), as contemplated by Section 5.4 of the Stockholders' Agreement referred to below, "BCP" or the "BCP Entities"), Loewen Group International Inc., a Delaware corporation (together with its permitted assigns and transferees as provided herein, "LGII"), Roses Delaware, Inc., a Delaware corporation (together with its permitted assigns and transferees as provided herein, "RDI"), The Loewen Group Inc., a British Columbia corporation ("LWN") and RHI Management Direct L.P., a Delaware limited partnership ("RHIM"). BCP, LGII, RDI and RHIM are herein collectively referred to as the "Stockholders" and individually as a "Stockholder."

          WHEREAS, Tudor Acquisition Corp., a Delaware corporation which has been renamed Rose Hills Acquisition Corp. ("RHAC"), has agreed to (i) merge into Roses, Inc., a California corporation ("RI"), pursuant to an Agreement and Plan of Merger dated September 19, 1996 (the "Merger Agreement") among RI, the stockholders of RI and RHAC (which is assigning its rights under the Merger Agreement to its wholly owned subsidiary RH Mortuary Corporation) and (ii) acquire substantially all of the cemetery related assets and liabilities of Rose Hills Memorial Park Association (the "Association") pursuant to an Asset Purchase Agreement dated September 19, 1996 (the "Asset Purchase Agreement", and together with the Merger Agreement, the "Agreements") between the Association and RHAC (which is assigning its rights under the Asset Purchase Agreement to its wholly owned subsidiary Rose Hills, Inc.);

                  WHEREAS, such transactions are being consummated concurrently with the execution and delivery of this Agreement;

                  WHEREAS, pursuant to a Subscription Agreement of even date herewith among Holdings, LWN and the Stockholders (the "Subscription Agreement"), RDI has transferred to Holdings all of the issued and outstanding stock of certain of its subsidiaries which own and operate funeral homes and cemeteries in California (the "Satellite Properties") in exchange for shares of Preferred Stock (as hereinafter defined);

                  WHEREAS, pursuant to the Subscription Agreement LGII, RHIM and the BCP Entities have acquired shares of Common Stock (as hereinafter defined) and Preferred Stock; and

                  WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain agreements regarding the rights and obligations of the Stockholders;

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.1 Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

                  "Acquisition" means the direct or indirect acquisition by Holdings during the term of this Agreement of all or part of one or more funeral homes or cemeteries (other than the Rose Hills Cemetery, the Mortuary and the Satellite Properties), whether effected as an acquisition by RHC or as a contribution pursuant to a Contribution Agreement.

                  "Acquisition Creation Multiple" means in respect of any Acquisition consummated prior to the Exit Relevant Period, the quotient of (i) the relevant Acquisition Creation Price divided by (ii) the relevant Pro Forma Acquisition EBITDA for the Entry Relevant Period.

                  "Acquisition Creation Price" means (i) with respect to an Acquisition of Contributed Properties consummated prior to the Exit Relevant Period, the product of (x) 7 times (y) Acquisition EBITDA for such Contributed Properties for the twelve full calendar months ending immediately prior to or coincident with the date a Contribution Agreement is executed and delivered by the relevant parties in respect of such Acquisition and (ii) with respect to any other Acquisition consummated prior to the Exit Relevant Period, the price mutually agreed by BCP and LGII at the time of such Acquisition utilizing the same methodology utilized in calculating the Creation Price.

                  "Acquisition EBITDA" means, with respect to a particular Acquisition and for any period, the amount of Consolidated Cash Flow for the business being acquired in such Acquisition, subject to Section 7.1 of this Agreement.

                  "Additional BCP Contribution" means the amount in U.S. Dollars of each additional purchase of Common Stock made by BCP or any of its Affiliates pursuant to Section 5.4 of the Stockholders' Agreement.

                  "Additional LGII Contribution" means the amount in U.S. Dollars of each additional purchase of Common Stock or Preferred Stock made by LGII or any of its Affiliates prior to the Exit Relevant Period pursuant to
Section 5.4 or 5.5 of the Stockholders'

Agreement, but shall exclude any indemnity payments made pursuant to Section 8.1 of the Subscription Agreement or Section 7.1(ii) of any Contribution Agreement.

                  "Adjusted BCP Contribution" means the BCP Contribution less $15,000,000.

                  "Adjusted Call Creation Multiple" means, as calculated in connection with a particular Acquisition consummated prior to the Exit Relevant Period, the sum of (a) the product of (i) the relevant Acquisition Creation Multiple, times (ii) a fraction, the numerator of which is the relevant Acquisition Creation Price and the denominator of which is the sum of the relevant Acquisition Creation Price and the Cumulative Creation Price, and (b) the product of (i) the Adjusted Call Creation Multiple in effect immediately prior to the relevant Acquisition times (ii) a fraction, the numerator of which is the Cumulative Creation Price and the denominator of which is the sum of such Cumulative Creation Price plus the relevant Acquisition Creation Price. The Adjusted Call Creation Multiple shall not be subject to any further recalculation in respect of Acquisitions consummated during or after the Exit Relevant Period.

                  "Adjusted Put Creation Multiple" means, as calculated in connection with a particular Acquisition consummated prior to the Exit Relevant
Period:

                  (i) if such Acquisition involves Contributed Properties acquired pursuant to a Contribution Agreement, the sum of

                  (x) the product of (a) the greater of the relevant Minimum Put Multiple or 115% of the Adjusted Call Creation Multiple in effect immediately prior to the relevant Acquisition times (b) a fraction, the numerator of which is the Cumulative Creation Price and the denominator of which is the sum of the Cumulative Creation Price and the relevant Acquisition Creation Price, and

                  (y) the product of (a) 115% of the greater of 7 or the Acquisition Creation Multiple calculated for such Acquisition times (b) a fraction, the numerator of which is the relevant Acquisition Creation Price and the denominator of which is the sum of the Cumulative Creation Price and the relevant Acquisition Creation Price;

                  and (ii) if such Acquisition does not involve Contributed Properties acquired pursuant to a Contribution Agreement, the greater of (x) 115% of the Adjusted Call Creation Multiple calculated in connection with such Acquisition and (y) the relevant Minimum Put Multiple.

The Adjusted Put Creation Multiple shall not be subject to any further recalculation in respect of Acquisitions consummated during or after the Exit

Relevant Period.

                  "Adjusted Total Equity Value means, as of the Exercise Date, the sum of Total Equity Value, the Loewen Preferred Contribution and Loewen Accrued Preferred Dividends.

                  "Affiliate" of any Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

                  "ASA" means the Administrative Services Agreement, dated as of November 19, 1996 among RHAC, LGII and LWN.

                  "BCP Call Hurdle Profit" means the amount in excess of the BCP Contribution necessary to provide a 22.5% compounded annual return on the BCP Contribution from and including the Closing Date (or, with respect to Additional BCP Contributions, measured from and including the date on which each such Additional BCP Contribution was made) to but excluding the Exercise Date.

                  "BCP Common Stock" means the shares of Common Stock held by the BCP Entities.

                  "BCP Contribution" means the sum of $35,000,000 (which includes the investment in Common Stock made by RHIM) and the aggregate amount of any Additional BCP Contributions.

                  "BCP Liquidity Right" is defined in Section 4.1.

                  "BCP Put Hurdle Profit" means the amount in excess of the BCP Contribution necessary to provide a compounded annual return on the BCP Contribution from and including the Closing Date (or, with respect to Additional BCP Contributions, measured from and including the date on which each such Additional BCP Contribution was made) to but excluding the Exercise Date equal to (i) in the event there has been a Change of Control after the date of this Agreement and prior to the Exercise Date, 27.5% or (ii) in the event there has been no such Change of Control, 25%.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

                  "Call Creation Multiple" means the quotient of (i) the Creation Price divided by (ii) Pro Forma EBITDA for the Entry Relevant Period.

                  "Call Option" is defined in Section 2.1.


                  "Call Option Exercise Price" is defined in Section 2.3.

                  "Capitalized Liabilities' means the capitalized value as of the date of determination, computed utilizing a 10% discount rate, of Holdings' liabilities on a consolidated basis relating to covenants not to compete, consulting agreements (including all salary payable under agreements with Messrs. Durko and Poulson) and other former owners' expenses.

                  "Change of Control" means an event or series of events by which

                  (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any person consisting entirely of one or more of the Permitted Holders, is or becomes after the date of this Agreement the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof, except that for such purpose such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of all voting stock of LWN then outstanding, whether as a result of issuance of securities of LWN, any merger, consolidation, liquidation or dissolution of LWN, any direct or indirect transfer of securities by a Permitted Holder or otherwise, under circumstances where the Permitted Holders (x) beneficially own (as so defined) in the aggregate a lesser percentage of the voting stock of LWN than such other person or group, and (y) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of LWN;

                  (ii)     (1)      another corporation merges into LWN or
                                    LGII, or LWN or LGII consolidates with or merges into any other corporation or

                           (2) LWN conveys, transfers or leases all or substantially all of its assets or a controlling interest in LGII or all or substantially all the assets of LGII to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between LWN and a wholly owned subsidiary of LWN, in each case, in one transaction or a series of related transactions with the effect that a person or group, other than

                           (A) any person or group consisting of one or more Permitted Holders

                                    or

                           (B) a person or group which is the beneficial owner of more than 50% of the total voting power of all voting stock of LWN immediately prior to such transaction becomes the beneficial owner of more than 50% of the total voting power of all voting stock of the surviving or transferee corporation of such transaction or series; or

                  (iii) individuals who currently constitute LWN's Board of Directors (together with any new directors whose election by LWN's Board of Directors, or whose nomination for election by LWN's shareholders, was approved by a vote of a majority of the Directors then still in office who were either Directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors of LWN then in office.

                  "Closing" means the consummation of the transactions contemplated by the Agreements.

                  "Closing Date" means the date on which the Closing occurs.

                  "Common Stock" means the common stock, par value $.01 per share, of Holdings, including, where applicable non-voting common stock of Holdings issued in connection with a Contribution.

                  "Consolidated Cash Flow" has the meaning ascribed to such term in the Indenture as of the date of this Agreement, subject to Section 7.1 of this Agreement.

                  "Contributed Properties" means any funeral home or cemetery or group thereof conveyed to Holdings pursuant to a Contribution Agreement.

                  "Contribution" means a contribution of Contributed Properties pursuant to a Contribution Agreement.

                  "Contribution Agreement" means a Nearby Property Contribution

Agreement entered into pursuant to Section 5.5 of the Stockholders' Agreement.

                  "Creation Price" means the sum of (a) the BCP Contribution, plus (b) the Loewen Contribution, plus (c) $155 million, plus (d) the net amount of any interest accruing on the Notes from their date of issuance through the Closing Date (net of interest earned by the escrow agent on the net proceeds of the Note issuance), plus (e) the amount as of the Closing Date of all Capitalized Liabilities, plus (f) the cost of the Directors' and Officers' liability insurance policy relating to acts occurring prior to the Closing Date which RHAC is required to maintain pursuant to Section 6.7 of the Merger Agreement, plus (g) all severance costs incurred by RHC for all Mortuary, Association and other RHC employees who were employees immediately prior to the Closing Date and who are terminated within six months of the Closing Date, plus
(h) any liability under the Mortuary defined benefit plan (calculated in accordance with the methodology used to prepare the pro forma financial statements included in the Offering Memorandum), including the cost, if any, of terminating such plan, provided such termination occurs within six months of the Closing Date plus (i) any liability under the Rose Hills Mortuary, L.P. Supplemental Employee Retirement Plan (calculated in accordance with the methodology used to prepare the pro forma financial statements included in the Offering Memorandum), plus (j) any liability (calculated in accordance with the methodology used to prepare the pro forma financial statements included in the Offering Memorandum) under the Mortuary's Deferred Compensation Plan for Selected Executives of Rose Hills Mortuary, L.P. (the "Phantom 401(k) Plan"), plus (k) any liability (calculated in accordance with the methodology used to prepare the pro forma financial statements included in the Offering Memorandum) under the Association's Trustees' and Executives' Pension Plans (as defined in the Asset Purchase Agreement), plus (l) the present value as of the

Closing Date, computed utilizing a 10% discount rate, of amounts, if any, paid to the Association in respect of California UBTI tax pursuant to Section 10.4(b)(v) of the Asset Purchase Agreement, plus (m) the present value as of the Closing Date, computed utilizing a 10% discount rate, of any losses incurred by RHC in respect of violations of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, applicable to the Mortuary's 401(k) plan (including taxes to be paid with respect thereto), plus (n) any other capitalization of on- or off-balance sheet liabilities or obligations, plus (o) the amount by which RHC's aggregate cash on hand as of the Closing Date, after giving effect on a pro forma basis to the payment of all Transaction Costs, regardless of whether such Transaction Costs are paid at or subsequent to the Closing Date (but excluding any cash received by RHC on the Closing Date from RI or the Satellite Properties), is less than $1.0 million, plus (p) the present value as of the Closing Date, computed utilizing a 10% discount rate, of any liabilities arising as a result of the transactions contemplated by the Agreements, provided such liabilities arise no later than six months after the Closing Date, plus (q) any payments made to the owner of any mineral rights on property owned by RHC in order to obtain a quitclaim of such rights, less (r) the amount of any payment made by the Association or the Mortuary to RHC in accordance with the post-closing adjustment provisions of Section 4.1(b) of the Merger Agreement and Section 2.4(b) of the Asset Purchase Agreement, provided that any such items described in clauses (d) through (q) that are funded on the Closing Date shall not require an incremental increase in the Creation Price.

                  "Credit Agreement means the credit agreement dated as of November 19, 1996 among RHAC and the lenders thereunder.

                  "Cumulative Creation Price" means the sum of the Creation Price and the aggregate Acquisition Creation Price in respect of all Acquisitions prior to the Acquisition with respect to which such Cumulative Creation Price is being calculated.

                  "Default Rate" has the meaning ascribed to such term in the Credit Agreement as of the date of this Agreement (as calculated with reference to an "AXEL" bearing interest at the "Base Rate", as such terms are defined in the Credit Agreement).

                  "EBITDA" means, for any period, the amount of Consolidated Cash Flow calculated for RHC on a consolidated basis for the relevant period less any revenue recognized pursuant to the IBPS Agreement, subject to Section
7.1 of this Agreement.

                  "EBITDA for the Exit Relevant Period" means EBITDA calculated for the Exit Relevant period, provided, however, that in the event that RHC has consummated an Acquisition during the Exit Relevant Period, then EBITDA for the Exit Relevant Period shall be restated to eliminate the Acquisition EBITDA attributable to such Acquisition.

                  "Excess Value One" means the greater of (i) zero or (ii) Total Equity Value minus Total Call Hurdle Value (if the calculation is being made in connection with the Call Option) or Total Put Hurdle Value (if the calculation is being made in connection with the Put Option), up to a maximum amount which, when multiplied by 0.3 and added to the BCP Contribution plus the BCP Call Hurdle Profit (if the calculation is being made in connection with the Call Option) or the BCP Put Hurdle Profit (if the calculation is being made in connection with the Put Option), results in an Option Price that produces a twenty-five percent (25%) compounded annual return on the BCP Contribution.

                  "Excess Value Two" means the greater of (i) zero or (ii) Total Equity Value less Total Call Hurdle Value (if the calculation is being made in connection with the Call Option) or Total Put Hurdle Value (if the calculation is being made in connection with the Put Option) less Excess Value One.

                  "Exercise Date" means the date specified for the closing of the exercise of either of the Options, as set forth in a notice given pursuant to Section 2.1(b) or 2.2(b), as applicable.

                  "Exercise Date Value" means the value per share of Loewen Common Stock determined in accordance with Section 4.1(b).

                  "Exit Relevant Period" means the period of twelve full calendar months ending immediately prior to or coincident with the Notification Date.

                  "GAAP" means generally accepted accounting principles, as in effect in the United States of America on the date hereof and applied on a basis consistent with the manner in which such principles were applied in the preparation of the historical financial statements of the Mortuary and the Association included in the "Pro Forma Financial Information" section of the Offering Memorandum.

                  "Guarantee" means the guarantee obligation of LWN set forth in
Section 7.3 hereof.

                  "Holder" shall mean any BCP Entity and any Permitted Transferee who owns registrable securities.

                  "Holders' Portion" of the underwriters' discounts and commissions means, with respect to particular Registrable Securities being sold pursuant to a registration effected under Section 5.1 or 5.2, the excess, if any, of the underwriters' discount and commissions charged in connection with such disposition over the amount that such charge would have otherwise been if the Registrable Securities being sold were sold at a public offering price equal to the Exercise Date Value.

                  "IBPS Agreement" means the Buddhist Complex Development and Use Agreement, dated March 1, 1994, between the Association and the International Buddhist Progress Society.

                  "Indenture" means the Indenture, dated as of November 15, 1996, between RHAC, as issuer, and United States Trust Company of New York, as trustee.

                  "LGII Call Hurdle Profit" means the amount in excess of the LGII Common Contribution necessary to provide a 22.5% compounded annual return on the LGII Common Contribution from and including the Closing Date (or, with respect to Additional LGII Contributions made in respect of Common Stock, measured from and including the date on which each such Additional LGII Contribution was made) to but excluding the Exercise Date.

                  "LGII Common Contribution" means the sum of $9,000,000 and the aggregate amount of any Additional LGII Contributions made in respect of Common Stock.

                  "LGII Put Hurdle Profit" means the amount in excess of the LGII Common Contribution necessary to provide a 25% compounded annual return on the LGII Common Contribution from and including the Closing Date (or, with respect to Additional LGII Contributions made in respect of Common Stock, measured from and including the date on which each such Additional LGII Contribution was made) to but excluding the Exercise Date.

                  "Loewen Accrued Preferred Dividends" means, as of the date of determination, the aggregate liquidation preference of the Loewen Preferred less the Loewen Preferred Contribution.

                  "Loewen Common Stock" means the common stock, par value $.01 per share, of The Loewen Group Inc., a British Columbia corporation, but excluding shares of Common Stock held as a consequence of any Acquisition made during or after the Exit Relevant Period.

                  "Loewen Contribution" means the sum of the LGII Common Contribution and the Loewen Preferred Contribution.

                  "Loewen Preferred" means the shares of Preferred Stock held by LGII, RDI and their respective Affiliates but excluding shares of Preferred Stock (including additional liquidation preference attributable to accrued but unpaid dividends thereon) held as a consequence of any Acquisition made during or after the Exit Relevant Period.

                  "Loewen Preferred Catch-up Amount" means the excess of (a) the amount necessary to provide a 16.0% compounded annual return on the Loewen Preferred Contribution from and including the Closing Date (or, with respect to Additional LGII Contributions made in respect of Preferred Stock, measured from and including the date on which each such Additional LGII Contribution was made) to but excluding the Exercise Date, over (b) the liquidation preference as of the Exercise Date of the Loewen Preferred (including all accrued dividends whether undeclared or paid in kind).

                  "Loewen Preferred Contribution" means the sum of (i) $63,000,000, (ii) the Subsidiary Stock valued at $23,000,000 and (iii) the aggregate amount of any Additional LGII Contributions made in respect of Preferred Stock.

                  "Management Equity Indebtedness" means the aggregate amount of outstanding loans, including accrued interest thereon (whether or not capitalized), provided by RHC to RHIM or its management for purposes of the acquisition of Common Stock.

                  "Market Value" means the average of the daily closing prices of the Loewen Common Stock for the 30 trading day period ending on the Exercise Date or such other relevant date of determination, as the case may be. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Loewen Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if the Loewen Common Stock is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of the Loewen Common Stock in the over-the-counter market as reported on the NASDAQ system of the National Association of Securities Dealers, Inc. or if the Loewen Common Stock is not so quoted, the average of the closing bid and asked price of the Loewen Common Stock in the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by LWN for such purpose.

                  "Minimum Put Multiple" means, for purposes of calculating the Adjusted Put Creation Multiple in connection with a particular Acquisition:

                         (i) 12, if the Adjusted Put Creation Multiple is being calculated in connection with an Acquisition that does not involve, and that has not been preceded at any time by, a Contribution; provided, that the Minimum Put Multiple in effect immediately following such Acquisition shall be deemed to remain at 12 until adjusted as provided below;

                        (ii) 12, if the Adjusted Put Creation Multiple is being calculated in connection with an Acquisition that involves, but that has not been preceded at any time by, a Contribution; provided, that the Minimum Put Multiple in effect immediately following such Acquisition shall be deemed to be equal to the Adjusted Put Creation Multiple calculated in connection with such Acquisition;

                       (iii) the Weighted Minimum Put Multiple, if the Adjusted Put Creation Multiple is being calculated in connection with an Acquisition that does not involve, but that has been preceded at any time by, a Contribution; provided, that the Minimum Put Multiple in effect immediately following such Acquisition shall be deemed to be equal to such Weighted Minimum Put Multiple; and

                        (iv) the Minimum Put Multiple deemed to be in effect immediately following the most recently preceding calculation of the Adjusted Put Creation Multiple, if the Adjusted Put Creation Multiple is being calculated in connection with an Acquisition that involves, and that has been preceded at any time by, a Contribution; provided that the Minimum Put Multiple in effect immediately following such Acquisition shall be deemed to be equal to the Adjusted Put Creation Multiple calculated in connection with such Acquisition.

                  "Mortuary" means Roses, Inc., a California corporation, and its consolidated subsidiaries, which are being indirectly acquired by Holdings on the Closing Date pursuant to the Merger Agreement.

                  "Notes" means the $80 million of 9 1/2% senior subordinated notes due 2004 issued pursuant to the Indenture.

                  "Notification Date" means the date notification is given by an exercising party under any of the Options in accordance with Section 2.1(b) or 2.2(b).

                  "Obligations" means the obligation of LGII to pay on the Exercise Date the cash portion, if any, of the Option Price, including, without limitation, interest accruing at the Default Rate after the Exercise Date after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to LGII whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

                  "Offering Memorandum" the offering memorandum dated November 14, 1996 relating to the offering of the Notes.

                  "Option" means the Call Option or the Put Option, as applicable.

                  "Option Price" means the Call Option Exercise Price or the Put Option Exercise Price, as applicable and as determined in accordance with this Agreement.

                  "Option Shares" means shares of Loewen Common Stock issuable in connection with the exercise of an Option.

                  "Option Shares" means shares of Loewen Common Stock, if any, issuable in connection with the Option.

                  "Permitted Holders" means, collectively Ray Loewen and his estate, spouse, heirs, lineal descendants and legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the beneficiaries, and any entity of which any of the foregoing, individually or collectively, beneficially owns more than 50% of the voting stock.

                  "Permitted Transferee" means any Person to whom a Stockholder transfers shares of Common Stock or Preferred Stock, as the case may be, in accordance with the Stockholders' Agreement and who is required to, and does, become bound by the terms of this Agreement, and includes any Person to whom a Permitted Transferee (as thus defined) of a Stockholder (or a Permitted Transferee of a Permitted Transferee) so further transfers shares and who is required to, and does, become bound by the terms of this Agreement.

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity.

                  "Preferred Stock" means the 10% Pay In-Kind Cumulative Preferred Stock, par value $.01 per share, of Holdings.

                  "Pro Forma Acquisition EBITDA for the Entry Relevant Period" means:

                  (i) in the case of an Acquisition consummated on or prior to the date which is 24 months prior to the end of the Exit Relevant Period, the quotient of (a) the sum of (i) Acquisition EBITDA for first full twelve calendar months following such consummation date divided by 1.06 and (ii) Acquisition EBITDA for the second full twelve calendar months following such consummation date divided by 1.06 raised to a power equal to 2 and (b) 2, and may be expressed as a formula calculation as follows:

First 12 mos. Acquisition EBITDA   Second 12 mos. Acquisition EBITDA
-------------------------------- + ---------------------------------
                                                    2
  (1.06)                                      (1.06)
--------------------------------------------------------------------
                                 2

         (ii) in the case of an Acquisition consummated during the 12 months prior to the beginning of the Exit Relevant Period, the quotient of (a) the sum of (i) Acquisition EBITDA for first full twelve calendar months following such consummation date divided by 1.06 and (ii) Acquisition EBITDA for the period beginning on the first day of the first month following such twelve calendar month period and ending on last day of the Exit Relevant Period (the "Remaining Period") divided by 1.06 raised to a power equal to the quotient of (x) 365 plus the number of days in the Remaining Period and (y) 365 and (b) the quotient of
(x) 365 plus the number of days in the Remaining Period and (y) 365, and may be expressed as a formula calculation as follows:

  First 12 mos. EBITDA             Remaining Period EBITDA
-----------------------      +    ----------------------------------------------
                                        ((365+# days in Remaining Period)/365)
      (1.06)                      (1.06)
--------------------------------------------------------------------------------
                     (365+# days in Remaining Period)/365

                  "Pro Forma EBITDA for the Entry Relevant Period" means the quotient of (a) the sum of (i) EBITDA for calendar year 1997 divided by 1.06 raised to a power equal to the quotient of (x) the number of days elapsed between the Closing Date and December 31, 1997 and (y) 365 and (ii) EBITDA for calendar year 1998 divided by 1.06 raised to a power equal to the quotient of
(x) the number of days elapsed between the Closing Date and December, 1998 and
(y) 365, and (b) 2, and may be expressed as a formula calculation as follows:

1997 EBITDA                                          1998 EBITDA
-----------------------------------------  +  ---------------------------
      ((# days since CD to 12-31-97)/365)           ((# days since CD to
                                                                12-31-98)/365)
(1.06)                                        (1.06)
-----------------------------------------------------------------------------
                                       2


                  "Put Creation Multiple" means the greater of (i) 115% of the Call Creation Multiple and (ii) 12.

                  "Put Option" is defined in Section 2.2.

                  "Put Option Exercise Price" is defined in Section 2.4.

                  "Registrable Securities" means any Loewen Common Stock (i) issued to BCP and as to which BCP, as contemplated by Section 4.1(b), is not exercising the BCP Liquidity Right, or (ii) which is issued or distributed in respect of any shares covered by the preceding clause (i) by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by LWN and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (z) they shall have ceased to be outstanding.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Sections 5.2 and 5.3 of this Agreement, including, without limitation, (i) all SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 5.3(h), (v) the fees and disbursements of counsel for LWN and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel, other than LWN's counsel, selected by the Holders of a majority of the Registrable Securities being registered to represent all Holders of the Registrable Securities being registered in connection with each such registration (it being understood that any Holder may, at its own expense, retain separate counsel to represent it in connection with such registration), (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (viii) subject to the obligation of Holders under Sections 5.1 and 5.2 to pay any Holders' Portion thereof, all underwriting discounts and commissions or other brokers' commissions charged in connection with the sale of Registrable

                  "Relevant Creation Multiple" means the (i) Call Creation Multiple or, if RHC has consummated an Acquisition prior to the Exit Relevant Period, the most recently calculated Adjusted Call Creation Multiple (where Total Enterprise Value is being calculated in connection with the exercise of the Call Option) or (ii) the Put Creation Multiple or, if RHC has consummated an Acquisition prior to the Exit Relevant Period, the most recently calculated Adjusted Put Creation Multiple (where Total Enterprise Value is being calculated in connection with the exercise of the Put Option).

                  "Remaining Period" has the meaning ascribed thereto in the definition of Pro Forma Acquisition EBITDA for the Entry Relevant Period.

                  "Revolver" means the revolving credit facility made available to RHAC by a syndicate of commercial lenders on the Closing Date, or any other similar facility subsequently replacing such facility.

                  "RHC" means Holdings and all of its subsidiaries.

                  "RHMI Common Stock" means the shares of Common Stock held by RHMI.

                  "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.


                  "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "Stockholders' Agreement" means the Stockholders' Agreement, dated as of November 19, 1996, among the Stockholders and Holdings.

                  "Subsidiary Stock" means all of the issued and outstanding shares of capital stock of each of the companies listed on Exhibit A to the Subscription Agreement, dated November 19, 1996 among BCP, LWN, LGII, RDI and RHIM.

                  "Total Call Hurdle Value" means the sum of the BCP Contribution, the LGII Common Contribution, the BCP Call Hurdle Profit, the LGII Call Hurdle Profit and the Loewen Preferred Catch-up Amount.

                  "Total Contribution" means the sum of (i) the BCP Contribution and (ii) the Loewen Contribution.

                  "Total Enterprise Value" means the product of (i) the Relevant Creation Multiple multiplied by (ii) EBITDA for the Exit Relevant Period.

                  "Total Equity Value" means, as of the Exercise Date (each of the following shall be determined as of the Exercise Date except for Total Enterprise Value, which shall be determined in accordance with the definition thereof), the sum of:

                  (x) the excess, if any, of (i) Total Enterprise Value over
(ii) the sum of (a) the aggregate outstanding principal amount (including accrued but unpaid interest thereon) of Holdings' consolidated total indebtedness (excluding any amounts outstanding under the Revolver and excluding any indebtedness or accrued interest thereon (whether paid or unpaid) associated with or incurred to finance any Acquisition consummated during or after the Exit Relevant Period, plus (b) the remaining value as of the Exercise Date of the Capitalized Liabilities taken into account in calculating the Creation Price or the Acquisition Creation Price of an Acquisition, plus (c) the Loewen Preferred Contribution, plus (d) Loewen Accrued Preferred Dividends; and

                  (y) the sum of (e) the aggregate amount of Holdings' consolidated total cash, cash equivalents and any other marketable securities, plus (f) cash utilized to pay for Acquisitions (including all related transaction costs and expenses) consummated during or after the Exit Relevant Period, plus (g) the amount of interest that would have been saved assuming that the amounts described in clause (f) had instead been utilized to repay indebtedness of RHC which could have then been voluntarily repaid, and assuming the indebtedness bearing the highest interest rate is the first to be repaid, plus (h) the aggregate amount of Management Equity Indebtedness.

                  "Total Put Hurdle Value" means the sum of the BCP Contribution, the LGII Common Contribution, the BCP Put Hurdle Profit and the LGII Put Hurdle Profit.

                  "Transaction Costs" means all costs and expenses of every nature incurred by RHC in connection with consummation of the transactions contemplated by the Agreements and the financing thereof, including without limitation costs and expenses relating to the issuance of the Notes and the subsequent registered exchange offer with respect to the Notes and the Credit Agreement.

                  "Weighted Minimum Put Multiple" means, for purposes of calculating the Adjusted Put Creation Multiple in connection with a particular Acquisition, the sum of (A) the product of (i) 12 times (ii) a fraction, the numerator of which is the Acquisition Creation Price for such Acquisition and the denominator of which is the sum of such Acquisition Creation Price and the Cumulative Creation Price, plus (B) the product of (i) the Minimum Put Multiple deemed to be in effect immediately prior to such Acquisition times (ii) a fraction, the numerator of which is the Cumulative Creation Price and the denominator of which is the sum of Acquisition Creation Price and such Cumulative Creation Price.

                                  ARTICLE II

                             CALL AND PUT OPTIONS

                  2.1 Call Option. (a) On the terms and subject to the conditions set forth herein, each of the BCP Entities and RHIM hereby grants to LGII an irrevocable option (the "Call Option") exercisable beginning on the fourth anniversary of the Closing Date and ending on the day before the sixth anniversary of the Closing Date, to purchase (and, upon exercise of such Call Option in accordance herewith, each BCP Entity irrevocably agrees to sell to
LGII) all, but not less than all, of the BCP Common Stock or the RHIM Common Stock, as the case may be, respectively owned by them. The aggregate purchase price with respect to all the shares of BCP Common Stock and the RHIM Common Stock being purchased shall be equal to the Call Option Exercise Price (as defined in Section 2.3). The consideration to be paid for each share of BCP Common Stock and RHIM Common Stock shall equal the Call Option Exercise Price divided by the aggregate number of shares of BCP Common Stock and RHIM Common Stock being purchased, provided that the BCP Entities may reallocate the Call Option Exercise Price among themselves to the extent necessary to take into account differences among them, if any, in making Additional BCP Contributions.


                  (b) LGII shall give Blackstone Management Associates II L.L.C., a Delaware limited liability company ("BMAII"), as agent for each of the BCP Entities and RHIM, written notice of exercise of the Call Option no less than 90 nor more than 120 days prior to the Business Day specified in such notice for exercise of the Call Option. Subject to the preceding sentence, a notice of exercise of the Call Option may be given during or prior to the commencement of the period in which the Call Option is exercisable and shall irrevocably commit the Stockholders to the purchase and sale of the BCP Common Stock and RHIM Common Stock in accordance with the Call Option.

                  2.2 Put Option. (a) On the terms and subject to the conditions set forth herein, LGII hereby grants to each BCP Entity and RHIM an irrevocable option (the "Put Option"), exercisable beginning on the sixth anniversary of the Closing Date and ending on the eighth anniversary of the Closing Date, to require LGII to purchase (and, upon exercise of such Put Option in accordance herewith, LGII agrees to purchase from the BCP Entities and RHIM) all, but not less than all, of the BCP Common Stock and RHIM Common Stock respectively owned by them; provided that the Put Option may be exercised only with respect to all the BCP Common Stock and RHIM Common Stock, and provided further, BMAII, as agent for each of the BCP Entities and RHIM, shall have the exclusive authority to deliver notice of such exercise to LGII. The aggregate purchase price with respect to all the shares of BCP Common Stock and RHIM Common Stock being purchased shall be equal to the Put Option Exercise Price (as defined in Section 2.4). The consideration to be paid for each share of BCP Common Stock and RHIM Common Stock shall equal the Put Option Exercise Price divided by the aggregate number of shares of BCP Common Stock and RHIM Common Stock being purchased, provided that the BCP Entities may reallocate the Put Option Exercise Price among themselves to the extent necessary to take into account differences among them, if any, in making Additional BCP Contributions.

                  (b) BMAII, as exclusive agent for BCP and RHIM, shall give LGII written notice of exercise of the Put Option no less than 90 nor more than 120 days prior to the Business Day specified in such notice for exercise of the Put Option. Subject to the preceding sentence, a notice of exercise of the Put Option may be given at any time during or prior to the commencement of the period in which the Put Option is exercisable and shall irrevocably commit the Stockholders to the purchase and sale of the BCP Common Stock and RHIM Common Stock in accordance with the Put Option.

                  2.3 Call Option Exercise Price. The Call Option Exercise Price shall be determined as of the Exercise Date and shall be equal to:

                (i) the sum of the BCP Contribution and the BCP Call
Hurdle Profit, if Total Equity Value is equal to or less than Total Call Hurdle Value; or


               (ii) the sum of (a) the BCP Contribution, (b) the BCP Call Hurdle Profit, (c) 30% of Excess Value One, if any and (d) 15% of Excess Value Two, if any, if Total Equity Value is greater than the Total Call Hurdle Value.

                  2.4 Put Option Exercise Price. The Put Option Exercise Price shall be determined as of the Exercise Date and shall be equal to:

                (i) Adjusted Total Equity Value, if Adjusted Total Equity Value is equal to or less than Adjusted BCP Contribution;

               (ii) Adjusted BCP Contribution plus the product of (a) Adjusted Total Equity Value minus Adjusted BCP Contribution and (b) the ratio of the BCP Put Hurdle Profit to the sum of (1) BCP Put Hurdle Profit and (2) Loewen Accrued Preferred Dividends, if Adjusted Total Equity Value is greater than Adjusted BCP Contribution but less than or equal to the sum of (x) Adjusted BCP Contribution,
(y) Loewen Accrued Preferred Dividends and (z) BCP Put Hurdle Profit;

              (iii) Adjusted BCP Contribution plus BCP Put Hurdle Profit, if Adjusted Total Equity Value is greater than the sum of (a) Adjusted BCP Contribution, (b) BCP Put Hurdle Profit and (c) Loewen Accrued Preferred Dividends, but equal to or less than the sum of (v) Adjusted BCP Contribution,
(w) BCP Put Hurdle Profit, (x) LGII Common Contribution, (y) Loewen Preferred Contribution and (z) Loewen Accrued Preferred Dividends;

               (iv) Total Equity Value less the LGII Common Contribution, if Adjusted Total Equity Value is greater than the sum of (a) Adjusted BCP Contribution, (b) BCP Put Hurdle Profit, (c) LGII Common Contribution, (d) Loewen Preferred Contribution and (e) Loewen Accrued Preferred Dividends but equal to or less than the sum of (u) Adjusted BCP Contribution, (v) BCP Put Hurdle Profit, (w) LGII Common Contribution, (x) Loewen Preferred Contribution,
(y) Loewen Accrued Preferred Dividends and (z) $15 million;

                (v) BCP Contribution plus BCP Put Hurdle Profit, if Total Equity Value is greater than BCP Contribution plus BCP Put Hurdle Profit plus LGII Common Contribution but less than Total Put Hurdle Value; or

               (vi) BCP Contribution plus BCP Put Hurdle Profit plus 30% of Excess Value One plus 15% of Excess Value Two, if Total Equity Value is greater than Total Put Hurdle Value;

provided, however, that if (x) the ASA becomes terminable by RHAC for any reason (other than as a result of a rejection of the ASA following a bankruptcy event involving RHAC) or (y) LGII replaces its designees on the board of directors of Holdings without the consent of BCP (which consent shall not be unreasonably withheld), then the Put Option Exercise Price shall equal the greater of (a) the amount determined by applying the applicable formula set forth above or (b) the sum of the BCP Put Hurdle Profit and the BCP Contribution.

                                  ARTICLE III

                          CALCULATION OF OPTION PRICE

                  3.1 Calculation of Creation Price and Acquisition Creation Price. (a) Within 60 days of the Closing Date, the Stockholders shall cause the chief financial officer of Holdings to calculate the Creation Price and provide to the Stockholders his written certification of his calculation of such amount. Unless the amount so calculated is disputed by any Stockholder by written notice given to the other Stockholders within 30 days of its being so certified, subject to Section 7.1, it shall be final and binding on the parties in calculating the Relevant Creation Multiple. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with
Section 3.5(b), and the resolution process thereby provided shall determine the Creation Price which shall, subject to Section 7.1, be final and binding on the parties in calculating the Relevant Creation Multiple.

                  (b) As early as practicable prior to the closing date of any Acquisition involving Contributed Properties acquired pursuant to a Contribution Agreement, the Stockholders shall cause the chief financial officer of Holdings to calculate the Acquisition Creation Price and the Cumulative Creation Price with respect to such Acquisition (including the related Minimum Put Multiple and Weighted Minimum Put Multiple) and provide to the Stockholders his written certification of his calculation of such amounts. Unless the amounts so calculated are disputed by any Stockholder by written notice given to the other Stockholders within 30 days of its being so certified, they shall, subject to
Section 7.1, be final and binding on the parties in calculating the Adjusted Call Creation Multiple and the Adjusted Put Creation Multiple. If any such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.5(b), and the resolution process thereby provided shall determine the Acquisition Creation Price and the Cumulative Creation Price, in respect of such Acquisition, which shall, subject to Section 7.1, be final and binding on the parties for purposes of the relevant Contribution Agreement and in calculating the Adjusted Call Creation Multiple and the Adjusted Put Creation Multiple (including the related Minimum Put Multiple and Weighted Minimum Put Multiple) in respect of such Acquisition.

                  (c) Within 60 days of the consummation of any Acquisition that does not involve Contributed Properties acquired pursuant to a Contribution Agreement, the Stockholders shall cause the chief financial officer of Holdings to calculate the Acquisition Creation Price and the Cumulative Creation Price with respect to such Acquisition and provide to the Stockholders his written certification of his calculation of such amounts. Unless the amounts so calculated are disputed by any Stockholder by written notice given to the other Stockholders within 30 days of its being so certified, they shall, subject to
Section 7.1, be final and binding on the parties in calculating the Adjusted Call Creation Multiple and the Adjusted Put Creation Multiple (including the related Minimum Put Multiple and Weighted Minimum Put Multiple). If any such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.5(b), and the resolution process thereby provided shall determine the Acquisition Creation Price and the Cumulative Creation Price, in respect of such Acquisition, which shall, subject to Section 7.1, be final and binding on the parties in calculating the Adjusted Call Creation Multiple and the Adjusted Put Creation Multiple in respect of such Acquisition (including the related Minimum Put Multiple and Weighted Minimum Put Multiple).

                  3.2 Calculation of Pro Forma EBITDA for the Entry Relevant Period and Creation Multiple. (a) Within 90 days of the end of each of 1997 and 1998, the Stockholders shall cause the chief financial officer of Holdings to calculate Holdings' EBITDA for the calendar year then ended and provide to the Stockholders his written certification of his calculation of such amount. Unless the amount so calculated is disputed by any Stockholder by written notice given to the other Stockholders within 30 days of its being so certified, it shall, subject to Section 7.1, be final and binding on the parties in calculating Pro Forma EBITDA for the Entry Relevant Period. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with
Section 3.5(b), and the resolution process thereby provided shall determine EBITDA for 1997 and/or 1998, as the case may be, which amount shall subject to
Section 7.1, be final and binding on the parties in calculating Pro Forma EBITDA for the Entry Relevant Period.

                  (b) Within 30 days of the determination of EBITDA for calendar 1998, the Stockholders shall cause the chief financial officer of Holdings to calculate Pro Forma EBITDA for the Entry Relevant Period and the Call Creation Multiple and the Put Creation Multiple and provide to the Stockholders his written certification of his calculation of such amounts. Unless the amounts so calculated are disputed by any Stockholder by written notice given to the other Stockholders within 30 days of their being so certified, they shall, subject to
Section 7.1, be final and binding on the parties. If such amounts are so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.5(b), and the resolution process thereby provided shall determine the Pro Forma EBITDA for the Entry Relevant Period and the Call Creation Multiple and the Put Creation Multiple, which shall, subject to Section 7.1, be final and binding on the parties.

                  3.3 Calculation of Pro Forma Acquisition EBITDA for the Entry Relevant Period. (a) Within 90 days of the end of the first full twelve calendar month period after the consummation of an Acquisition, the Stockholders shall cause the chief financial officer of Holdings to calculate the Acquisition EBITDA with respect to such Acquisition for such twelve calendar month period and provide to the Stockholders his written certification of his calculation of such amount. Unless the amount so calculated is disputed by any Stockholder by written notice given to the other Stockholders within 30 days of its being so certified, it shall, subject to Section 7.1, be final and binding in calculating Pro Forma Acquisition EBITDA for the Entry Relevant Period. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.5(b), and the resolution process thereby provided shall determine Acquisition EBITDA for such twelve calendar month period, which amount shall, subject to Section 7.1, be final and binding on the parties in calculating Pro Forma Acquisition EBITDA for the Entry Relevant Period.

                  (b) Within 90 days of the end of the second full twelve calendar month period after the consummation of an Acquisition but in no event later than 45 days after the Notification Date (or, in the case of an Acquisition consummated after the date that is 24 months prior to the end of the Exit Relevant Period, within 45 days after the Notification Date), the Stockholders shall cause the chief financial officer of Holdings to calculate the Acquisition EBITDA with respect to such Acquisition and provide to Stockholders, no later than 45 days after the Notification Date, his written certification of his calculation of such amount. Unless the amount so calculated is disputed by any Stockholder by written notice given to the other Stockholders within 30 days of its being so notified but in no event later than 60 days after the Notification Date, it shall, subject to Section 7.1, be final and binding in calculating Pro Forma Acquisition EBITDA for the Entry Relevant Period. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.5(b), and the resolution process thereby provided shall determine Acquisition EBITDA for such twelve month period or the Remaining Period, as applicable, which amount shall, subject to Section 7.1, be final and binding on the parties in calculating Pro Forma Acquisition EBITDA for the Entry Relevant Period.

                  3.4 Calculation of EBITDA for the Exit Relevant Period. As promptly as practicable following the Notification Date, the Stockholders shall cause the chief financial officer of Holdings to calculate EBITDA for the Exit Relevant Period and provide to the Stockholders, no later than 45 days after the Notification Date, his written certification of his calculation of such amount. Unless the amount so calculated is disputed by any Stockholder by written notice given to the other Stockholders within 15 days of its being so certified, it shall, subject to Section 7.1, be final and binding on the parties in calculating EBITDA for the Exit Relevant Period. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 3.5(b), and the resolution process thereby provided shall determine EBITDA for the Exit Relevant Period, which amount shall, subject to Section 7.1, be final and binding on the parties in calculating Total Enterprise Value.

                  3.5 Access to Information; Resolution of Disputes; Miscellaneous. (a) Each Stockholder and its representatives shall have full access to the books and records of Holdings and its subsidiaries, and Loewen shall cause Holdings, the BCP Entities and their respective advisors to be provided with full access to the books and records of any funeral homes or cemeteries that are to be Contributed Properties, in connection with any calculation made pursuant to this Article III. The parties hereby agree to cause Holdings, and Loewen agrees with respect to any such proposed Contributed Properties, to instruct the relevant auditors to make their work papers available for review in this regard, and the Stockholders hereby waive any objection which such Stockholder may raise with respect thereto, and Loewen hereby waives and shall cause any relevant Affiliates to waive any objection which they may raise with respect thereto. The fees and expenses of the Stockholders' representatives shall be paid by Holdings.

                  (b) In the event any Stockholder disputes any amount calculated by the chief financial officer of Holdings and gives timely notice of such dispute as described above, the Stockholders shall negotiate in good faith as promptly as practicable. In the event such dispute is not resolved within 14 days of the giving of notice of such dispute, the parties shall promptly engage as "Arbitrator" a "big six" accounting firm (which shall not be KPMG Peat Marwick or Deloitte & Touche LLP or Holdings' or LWN's then existing auditors) to reach a final determination of the amount whose calculation is in dispute. The fees of the Arbitrators shall be shared equally between BCP collectively and LGII, and the Arbitrator shall render its decision within 21 days of its engagement for such purpose.

                  (c) The Acquisition EBITDA, the Acquisition Creation Price, the Acquisition Creation Multiple, the Cumulative Creation Price, the Pro Forma Acquisition EBITDA for the Entry Relevant Period, the Adjusted Call Creation Multiple, the Adjusted Put Creation Multiple, the Minimum Put Multiple, the Weighted Minimum Put Multiple, and the Relevant Creation Multiple and any other relevant components potentially relevant to the Option Price shall be calculated in respect of each Acquisition made by RHC, and the amounts so calculated shall be deemed to have been calculated and be in effect immediately following consummation of the relevant Acquisition regardless of when the actual calculation of each such item is finally completed.

                  (d) By way of illustration, the "Illustrative Scenarios" attached to this Agreement reflect the distribution order in a call or put scenario pursuant to the formula described herein.

                                  ARTICLE IV

           DETERMINATION OF OPTION CONSIDERATION; CERTAIN CONDITIONS

                  4.1 Option Consideration. (a) (i) LGII may use for payment of the Option Price (either in whole or in part) payable to the BCP Entities under the Call Option or the Put Option either cash or, subject to the conditions of
Section 4.2, Loewen Common Stock, provided, however, that if the number of shares of Loewen Common Stock deliverable to BCP under this Agreement, when aggregated with the number of shares of Loewen Common Stock, if any, previously delivered to BCP in connection with any earlier exercise of the call option or the put option under the Put/Call Agreement relating to the acquisition of Prime

Succession, Inc. which were not sold for cash as a result of the exercise of the BCP Liquidity Right described therein, would equal or exceed 25% of the outstanding shares of Loewen Common Stock as of the Exercise Date, then the delivery of Loewen Common Stock in payment of the Option Price hereunder shall require the prior written consent of BCP. If Loewen Common Stock is to be issued, LWN shall notify BCP within 15 days of the Notification Date of the percentage of the Option Price payable to the BCP Entities to be paid in Loewen Common Stock. The number of shares of Loewen Common Stock issuable to BCP on the Exercise Date will be calculated as follows.

               (ii) If BCP notifies LWN within 30 days of the Notification Date of its desire promptly to sell the shares of Loewen Common Stock received in full or partial payment of the Option Price, then LWN will, on behalf of LGII, issue for the account of BCP, and will undertake for the benefit of BCP to effectuate the sale of, such number of shares of Loewen Common Stock as would, upon consummation of such sale, yield net cash proceeds to BCP equal to the portion of the Option Price that would have otherwise been paid in cash to the BCP Entities (such notification by BCP together with the sale of Loewen Common Stock for such purpose being referred to as the "BCP Liquidity Right").

              (iii) LWN shall, on behalf of LGII, bear all Registration Expenses in connection with such issuance and sale (including the entire amount of any and all underwriters' discounts and commissions) and provide customary and appropriate undertakings (including hereof indemnification of BCP to the same extent provided in Section 5.4) in connection with such issuance and sale. If such net cash proceeds have not been paid to BCP on the Exercise Date, the closing of the Option shall be in escrow pending receipt of such proceeds by BCP. Any delay in remitting net cash proceeds to BCP beyond the 90th day after the date on which BCP notifies LWN of its desire to exercise the BCP Liquidity Right shall require a "grossing up" (through the issuance of additional shares) of the net cash proceeds required to be received so as to reflect an implied interest component (accruing from such 90th day to the date of actual payment to BCP) at the rate of 10% per annum. If net cash proceeds have not been received by BCP within 180 days after the date on which BCP notifies LWN of its desire to exercise the BCP Liquidity Right, LGII shall be required to pay the Option Price wholly in cash on such 180th day.

                  (b) If BCP does not invoke the BCP Liquidity Right as described in paragraph (a) above with respect to the entire portion of the Option Price payable to BCP in Loewen Common Stock, the number of shares issuable to BCP in respect of the non-cash portion of the Option Price will be based on the Market Value of the Loewen Common Stock. In this regard, LWN agrees
(i) to make an appropriate public announcement no later than the commencement of such 30 trading day period with regard to the pending issuance of Loewen Common Stock to BCP on the Exercise Date, and (ii) during the period commencing at the beginning of such 30 trading day period and through the Exercise Date, not to take any corporate action (other than the declaration or payment of a regular dividend) in respect of combining the outstanding shares of Loewen Common Stock, including combining its outstanding shares into a smaller number of shares or issuing rights or warrants to stockholders of record on a date prior to the Exercise Date.

                  4.2 Conditions to Issuance of Loewen Common Stock. The ability of LGII and LWN to issue Loewen Common Stock in lieu of LGII paying the Option Price to BCP in cash is subject to the satisfaction, on or before the Exercise Date, of each of the following conditions:

                  (a) The representations and warranties of LWN, LGII and RDI set forth in Sections 6.1 and 6.2 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respect at and as of the Exercise Date.

                  (b) LWN, LGII and RDI shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein which are required to be performed or complied with by it on or before the Exercise Date.

                  (c) BCP shall have received a certificate, dated the Exercise Date and signed by a principal executive officer of LWN, certifying that the conditions set forth in Sections 4.2(a) and 4.2(b) are satisfied on and as of such date.

                  (d) LWN shall have provided BCP with a legal opinion from counsel reasonably satisfactory to BCP with respect to matters customarily covered in connection with the issuance of shares to a private investor, and such option shall be reasonably satisfactory in form and substance to BCP and its counsel.

                  (e) The receipt of the Option Shares by BCP shall not have been enjoined (temporarily or permanently) as of the Exercise Date or be prohibited by any applicable law or governmental regulation.

                  (f) All proceedings taken in connection with the issuance and delivery of the Option Shares and all documents and papers relating thereto shall be reasonably satisfactory to BCP. BCP shall have received copies of such documents and papers as it may reasonably request in connection therewith, all in form and substance reasonably satisfactory to it.

                  (g) Since the Notification Date, there shall not have been any material adverse change in the general affairs, management, financial position, shareholders' equity or results of operations of LWN and its subsidiaries taken as a whole.

                  (h) No "Default" as described in Sections 8.6 or 8.7 of the credit agreement dated as of May 15, 1996 among LWN, LGII and the lenders named therein (in the form thereof on the date hereof) shall have occurred since the date of this Agreement.

                                   ARTICLE V

                              REGISTRATION RIGHTS


                  5.1 Incidental Registration. (a) Right to Include Registrable Securities. Following the issuance of Loewen Common Stock to BCP pursuant to Section 4.1(b), each time LWN proposes to register Loewen Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders of its intention to do so and of the Holders' rights under this Section 5.1(a). Upon the written request of any Holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), LWN will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which LWN has been so requested to register by the Holders thereof; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, LWN shall determine for any reason not to proceed with the proposed registration, LWN may, at its election, give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering by LWN (underwritten, at least in part, by Persons who are not Affiliates of LWN), all Holders requesting to have Registrable Securities included in LWN's registration must sell their Registrable Securities to such underwriters who shall have been selected by LWN on the same terms and conditions as apply to LWN, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. If a proposed registration pursuant to this Section 5.1(a) involves such an underwritten public offering, any Holder making a request under this Section 5.1(a) in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration.

                  (b) Expenses. LWN will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.1(a), regardless of whether such registration statement becomes effective, and each Holder shall pay the Holders' Portion, if any, of all underwriting discounts and commissions relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 5.1(a).

                  (c) Priority in Incidental Registrations. If a registration pursuant to this Section 5.1 involves an underwritten offering by LWN (as described in Section 5.1(a)(ii)) and the managing underwriter with respect to such offering advises LWN in writing that, in its opinion, the number of securities (including all Registrable Securities) which LWN, the Holders and any other persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on the offering of securities as contemplated by LWN (including the price at which LWN proposes to sell such securities), then LWN will include in such registration (i) first, all the securities LWN proposes to sell for its own account, (ii) second, the number of Registrable Securities which the Holders have requested to be included in such registration and which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such reduced number of Registrable Securities to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner).

                  (d) Custody Agreement and Power of Attorney. Upon LWN's request, any Holder will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to LWN with respect to the shares of Loewen Common Stock to be registered pursuant to this Section 5.1 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Holder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Loewen Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Holder's behalf with respect to the matters specified therein.

                  (e) Other Agreements. Each Holder agrees that it will execute such other agreements as LWN may reasonably request to further accomplish the purposes of this Section 5.1.

                  5.2 Registration on Request. (a) Request by Holders. Upon the written request of any Holder or Holders owning at least 20% of the Registrable Securities that are subject to this Agreement, requesting that LWN effect the registration under the Securities Act of all or part of such Holder's or Holders' Registrable Securities (which Registrable Securities requested to be registered have an aggregate Market Value as of the date of such request of not less than $50 million), and specifying the intended method of disposition thereof, LWN will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                         (i) the Registrable Securities which LWN has been so requested to register by such Holder or Holders; and

                        (ii) all other Registrable Securities which LWN has been

         requested to register by any other Holder thereof by written request given to LWN within 30 days after the giving of such written notice by LWN (which request shall specify the intended method of disposition of such Registrable Securities), so as to permit the disposition (in accordance with the Holders' intended method thereof) of the Registrable Securities so to be registered; provided, that LWN shall not be obligated to file a registration statement relating to any registration request under this Section 5.2(a)(i) within a period of one year after the effective date of any other registration statement relating to (A) any registration request under this Section 5.2(a) or (B) any registration effected under

Section 5.1, or (ii) if three registration statements relating to registration requests under this Section 5.2(a) have previously been filed and declared effective by the SEC.

                  (b) Expenses. LWN will pay all Registration Expenses in connection with the first three registrations of Registrable Securities pursuant to this Section 5.2 upon the written request of any of the Holders, and each Holder shall pay the Holders' Portion, if any, of the underwriting discounts and commissions relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this
Section 5.2. All expenses for any subsequent registrations of Registrable Securities pursuant to this Section 5.2 shall be paid pro rata by all Persons (including the Holders and LWN) participating in such registration on the basis of the relative number of shares of Loewen Common Stock of each such Person included in such registration.

                  (c) Effective Registration Statement. A registration requested pursuant to this Section 5.2 will not be deemed to have been effected unless it has become effective; provided, that if, within the period ending on the earlier to occur of (i) 180 days after the applicable registration statement has become effective, or (ii) the date on which the distribution of the Registrable Securities covered thereby has been completed, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

                  (d) Selection of Underwriters. If a requested registration pursuant to this Section 5.2 involves an underwritten offering, the Holders of a majority of the Registrable Securities which have requested inclusion in such registration shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to LWN; provided further, that if LWN is including shares of Loewen Common Stock in such registration statement, LWN shall have the right to select such bankers or managers.

                  (e) Priority in Requested Registrations. If a requested

registration pursuant to this Section 5.2 involves an underwritten offering and the managing underwriter advises LWN in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of LWN which are not Registrable Securities) exceeds the largest number of securities which can be sold in such offering, LWN will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, LWN may include in such registration the securities LWN proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

                  5.3 Registration Procedures. If and whenever, LWN is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, LWN will, as expeditiously as possible:

                  (a) prepare and, if the registration is pursuant to notice given under Section 5.2(a), in any event within 45 days after the giving of notice pursuant to Section 5.2(a), file with the SEC a registration statement with respect to such Registrable Securities on any form for which LWN then qualifies or which counsel for LWN shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided, however, that LWN may discontinue any registration of its securities which is being effected pursuant to Section 5.2 at any time prior to the effective date of the registration statement relating thereto;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 180 days or such lesser period of time as LWN or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, LWN will furnish to the Holders and their counsel copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and will not be filed if such counsel reasonably objects;

                  (c) furnish to each Holder of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

                  (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that LWN shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 5.3(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

                  (f) notify each Holder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.3(b), of LWN's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of
         Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (h) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Loewen Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

                  (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including making appropriate members of senior management of LWN available for customary participation in a "road show" presentation to potential investors;

                  (j) obtain a "cold comfort" letter or letters from LWN's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holder or Holders of a majority of the shares of such Registrable Securities shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement); and

                  (k) make available for inspection by representatives of the Holders of the Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of LWN, and cause all of LWN's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  LWN may require each Holder of Registrable Securities as to which any registration is being effected to furnish LWN with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as LWN may from time to time reasonably request in writing.

                  Each Holder of Registrable Securities agrees that, upon receipt of any notice from LWN of the happening of any event of the kind described in Section 4(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f), and, if so directed by LWN, such Holder will deliver to LWN (at LWN's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event LWN shall give any such notice, the period mentioned in Section 5.3(b) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 5.3(f) and through the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.3(f).

                  5.4 Indemnification. (a) Indemnification by LWN. In the event of any registration of any securities of LWN under the Securities Act pursuant to Section 5.1 or 5.2, LWN hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each Holder of Registrable Securities covered by such registration statement, each affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and LWN will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that LWN shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to LWN by such Indemnified Party for use in the preparation thereof; and provided, further, that LWN will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5.4(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if LWN has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

                  (b) Indemnification by the Holders and Underwriters. LWN may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 5.1 or 5.2 herein, that LWN shall have received an undertaking reasonably satisfactory to it from the prospective Holder of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.4(a)) LWN, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to LWN by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of LWN or any of the Holders, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such Holder.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 5.4(a) or 5.4(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, the indemnified party has been advised by counsel that having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  (d) Other Indemnification. Indemnification similar to that specified in this Section 5.4 (with appropriate modifications) shall be given by LWN and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (e) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 5 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances.

                  (f) Non-Exclusivity. The obligations of the parties under this

Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

                  6.1 Representations and Warranties of All Parties. LWN, LGII, RDI and each Stockholder represents and warrants, on a joint and several basis in the case of LWN, LGII and RDI and on a several and not joint basis in the case of the Stockholders, as follows:

         (a) This Agreement has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity; and

         (b) The execution and delivery of this Agreement by such Person does not, and the performance by it of its obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which such Person is a party or which is binding on such Person, and will not result in the creation of any lien on, or security interest in, any of the assets of such Person.

                  6.2 Representations and Warranties of LGII, RDI and LWN. LGII, RDI and LWN jointly and severally represent and warrant to the BCP Entities as follows:

                  (a) The Option Shares have been or will be, prior to issuance, duly authorized and, when such shares are issued, delivered and paid for on the Exercise Date, will be validly issued and outstanding, fully paid and nonassessable shares of capital stock of LWN, with no personal liability attached to the ownership thereof; and the holders of the outstanding stock are not entitled to preemptive or other rights to subscribe for such shares.

                  (b) Neither the issuance of the Option Shares nor their sale in connection with the exercise of the BCP Liquidity Option nor the consummation of any other of the transactions contemplated in this Agreement, nor the fulfillment of the terms of this Agreement, will conflict with, result in a breach of or constitute a default under the terms of the certificate of incorporation or similar organizational document or bylaws of LWN, LGII or RDI or of any material agreement, indenture or instrument to which LWN, LGII or RDI is a party or is bound, or any order or regulation applicable to LWN, LGII or RDI of any court, regulatory body, administrative agency or governmental body having jurisdiction over LWN, LGII or RDI.


                  (c) No consent, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body will be, as of the Exercise Date, required on the part of LWN, LGII or RDI for the valid authorization, issuance, sale and delivery of the Option Shares or for the execution, delivery and performance of this Agreement other than those which have been duly obtained or made.

                  (d) As of the Exercise Date, there will be no action or proceeding or investigation pending or, to the best knowledge of LWN, LGII and RDI, threatened against LWN, LGII or RDI or any of their subsidiaries which, if determined adversely could adversely affect the consummation of the transactions contemplated by this Agreement. There are no actions or proceedings challenging or seeking to restrain, materially limit or prohibit the consummation of the transactions contemplated hereby.

                  (e) On or prior to the beginning of the 20 trading day period ending on the third calendar day prior to the Exercise Date, the Loewen Common Stock will have been duly registered under Section 12 of the Securities Exchange Act of 1934, and the Option Shares will be listed on the New York Stock Exchange or designated for inclusion in NASDAQ National Market System, as the case may be, and such registration and listing or designation shall remain in effect through the later of the Exercise Date or the date shares of Loewen Common Stock issued for the account of BCP are sold for BCP's account.

                  6.3 Representations and Warranties of BCP and RHIM. Each of the BCP Entities and RHIM severally and not jointly represent and warrant to LWN, LGII and RDI as follows:

                  (a) On the Exercise Date, each of the BCP Entities and RHIM will have good and valid title to the shares of Common Stock owned by each of them, free and clear of all liens, encumbrances, equities and claims.

                  (b) No consent, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body will be, as of the Exercise Date, required on the part of any of the BCP Entities or RHIM for the valid sale and delivery of the BCP Common Stock and the RHIM Common Stock to LGII as contemplated herein.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

                  7.1 Calculation of EBITDA. (a) At any time that RHC's EBITDA is calculated pursuant to this Agreement, such calculation shall be prepared in accordance with the accounting practices of Mortuary and the Association in effect on the Closing Date, without giving effect to any modifications to such accounting and business practices made subsequent to the Closing Date, regardless of whether such modifications were made pursuant to the promulgation of rules, regulations or statutes applicable to RHC, changes in GAAP or otherwise provided, however, that EBITDA for the Entry Relevant Period shall be adjusted to reflect payment of property taxes and non-consolidation of the Endowment Care Fund as a result of RHC's for-profit status.

                  (b) In the event that the ASA is terminated or reduced in scope prior to the Exercise Date, then Pro Forma EBITDA for the Entry Relevant Period will be restated to reflect the incremental expense RHC would have incurred in fiscal years 1997 and 1998 had the ASA not been in place during those years or had been in place but only on a comparably reduced scope basis, as the case may be.

                  (c) Notwithstanding paragraph (a) above and regardless of proper GAAP accounting, in the event payments pursuant to the long term incentive plan for RHC management are due on or as a result of the exercise of an Option, such payments will be expensed on a straight line basis from the Closing Date to the Exercise Date for purposes of computing Pro Forma EBITDA for the Entry Relevant Period and EBITDA for the Exit Relevant Period.

                  (d) To the extent any Acquisitions are consummated during 1997 or 1998, in calculating Pro Forma EBITDA for the Entry Relevant Period, EBITDA shall be calculated on a pro forma basis to exclude the Acquisition EBITDA attributable to such Acquisitions. In calculating EBITDA and Acquisition EBITDA for any period, all overhead charges shall be allocated among Rose Hills and the Satellite Properties, on the one hand, and the various businesses acquired in the relevant Acquisition or Acquisitions, on the other hand, based on their relative total net sales during the relevant period.

                  (e) Notwithstanding anything to the contrary contained herein, EBITDA shall not include any nonrecurring income or expense or any impact or any earnings attributable to the withdrawal of all or part of any reserve established or in existence in connection with any trust fund maintained by RHC.

                  (f) Notwithstanding anything contained herein to the contrary, in the event there are any year to year increases in the aggregate lease expense associated with the Satellite Properties that are in excess of a rate per annum of 5%, such "excess" increase in lease expense shall be excluded as an expense item in calculating EBITDA.

                  (g) The various amounts calculated in accordance with Article III shall be subject to subsequent adjustment based on relevant events that occur after such calculations are made. Such adjusted amounts shall be calculated by the chief financial officer of Holdings, and the notification, dispute, and dispute resolution mechanisms described in Section 3.5(b) shall apply, mutatis mutandis, to such adjustment process.

                  7.2 Further Assurances. (a) Subject to the terms and conditions hereof, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, reasonably promptly in light of the relevant Notification Date and Option Date, the transactions contemplated by this Agreement.

                  (b) Promptly following the Notification Date, each of the parties hereto shall prepare and file all applications and other notices required in connection with, and use their best efforts to obtain promptly and comply with all conditions contained in, all necessary regulatory approvals and any other consent, approval or other actions by, or notice to or registration or filing with, any governmental or administrative agency or authority required or necessary to be made, obtained or complied with, as the case may be, by any party hereto in connection with the performance of the transactions contemplated by this Agreement, including without limitation any premerger notifications pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). LWN, LGII and RDI agree to, and shall cause their Affiliates to, (i) enter into with the Federal Trade Commission and/or the Department of Justice such decrees, consent orders and/or hold separate undertakings and (ii) effectuate any divestitures, in each case involving assets or operations of either RHC or LGII or its Affiliates or both, as may be necessary in order to enable LGII to purchase, as soon as practicable following the Notification Date and in any event no later than the Exercise Date, the BCP Common Stock and the RHIM Common Stock.

                  7.3 LWN Guarantee. (a) Guarantee. LWN hereby unconditionally and irrevocably guarantees to the BCP Entities and their respective successors, transferees and assigns, the prompt and complete payment and performance by LGII and its successors and assigns when due of the Obligations. LWN further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the BCP Entities in enforcing any of their rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, LGII or against LWN under this Guarantee.

                  (b) Guarantee Absolute and Unconditional. LWN waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon LGII or LWN with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to any circumstance whatsoever (with or without notice to or knowledge of LGII or LWN) which constitutes, or might be construed to constitute, an equitable or legal discharge of LGII for the Obligations, or of LWN under this Guarantee, in bankruptcy or in any other instance. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon LWN and its successors and assigns, and shall inure to the benefit of the BCP Entities and their respective successors, transferees and assigns, until all the Obligations and the obligations of LWN under this Guarantee shall have been satisfied by payment in full.

                  (c) Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the

Obligations is rescinded or must otherwise be restored or returned by the BCP Entities upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of LGII or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, LGII or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  7.4 Drag-Along Rights. (a) In the event of a default by LGII or LWN of their obligations under Section 4.1 to pay the relevant Option Price as provided for herein, and such default shall continue for 45 days, the BCP Entities shall be entitled to solicit offers from third parties for the purchase of all or part of the outstanding shares of Common Stock and Preferred Stock. If, following such Event of Default and pursuant to such solicitation, any of the BCP Entities receives a bona fide offer from a Person other than a BCP Entity or any of its Affiliates (a "Third Party") to purchase in an arms'-length transaction all or part of the outstanding shares of Common Stock and Preferred Stock owned by the Stockholders and such offer is accepted by such BCP Entities, then LGII, RDI, RHIM and their respective Permitted Transferees each agrees that it will Transfer all or part of the shares of Common Stock and Preferred Stock owned by it to such Third Party on the terms of the offer so accepted by such BCP Entities, including the same per share consideration. In any such transaction where less than all of the outstanding shares of Common Stock are to be sold, such shares to be sold shall be sold by BCP, LGII, RDI and RHIM pro rata in proportion to their respective holdings of Common Stock.

                  (b) The BCP Entities shall give notice (the "Drag-Along Notice") to each of the other Stockholders of any proposed Transfer giving rise to the rights of such BCP Entities set forth in Section 7.4(a) as soon as practicable following the acceptance of the offer referred to in Section 7.4(a). The Drag-Along Notice shall set forth the number of shares of Common Stock and Preferred Stock proposed to be so Transferred, the name of the proposed transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Transferring Stockholder shall provide such information, to the extent reasonably available to the BCP Entities, relating to such consideration as LGII, RDI, RHIM and their respective Permitted Transferees may reasonably request in order to evaluate such non-cash consideration) and the other terms and conditions of the offer. The BCP Entities shall notify the Stockholders at least 20 days in advance of entering into a definitive agreement in connection with such offer if Stockholders will be required to sign any agreement containing representations, warranties and indemnities and will provide in advance to one counsel acting for Holdings and the other Stockholders subject to the Drag-Along Notice (which counsel shall be other than counsel for the BCP Entities) a copy of the representations, warranties and indemnities proposed to be made by such Stockholders. In any such agreement such Stockholders will be required to make the same representations, warranties and indemnities as the BCP Entities so long as they are made severally and not jointly. The Stockholders agree that Holdings shall pay the fees and expenses of counsel for the Stockholders in connection with any transaction referred to in this Section 7.4. If the Transfer referred to in the Drag-Along Notice is not consummated within 120 days from the date of the Drag-Along Notice, the Transferring Stockholder must deliver another Drag-Along Notice in order to exercise its rights under this Section 3.6 with respect to such Transfer or any other Transfer.

                  (c) Following a default as described in Section 7.4(a), any proceeds realized from the sale pursuant to this Section 7.4 of the shares of Common Stock or Preferred Stock held by LGII, RDI or their respective Permitted Transferees shall be paid over to BCP to the extent necessary to satisfy the Obligations which remain unsatisfied following the sale of the BCP Common Stock and RHIM Common Stock, whether pursuant to Section 7.4 or otherwise, and any excess proceeds shall be paid over to LGII.

                                 ARTICLE VIII

                                   CLOSINGS

                  8.1 Payment of the Option Price in Cash or Loewen Common Stock The closing of the purchase of BCP Common Stock and RHIM Common Stock pursuant to the exercise of an Option as provided in Sections 2.1 and 2.2 shall take place on the Exercise Date in the event (a) the Option Price is to be paid wholly in cash or (b) the Option Price is to be paid in part or in whole in Loewen Common Stock and BCP does not exercise the BCP Liquidity Right.

                  8.2 Exercise of the BCP Liquidity Right. In the event the Option Price is to be paid in part or in whole in shares of Loewen Common Stock and BCP exercises the BCP Liquidity Right as provided in subsection 4.1(a)(ii), the closing of the purchase of BCP Common Stock and RHIM Common Stock shall take place on the Exercise Date, provided, that in the event LGII or LWN does not deliver the net cash proceeds from the issuance and sale of Loewen Common Stock on the Exercise Date to the extent required as a result of the exercise of the BCP Liquidity Right, (a) BCP and RHIM shall deliver into escrow (with an escrow agent reasonably acceptable to both LGII and BCP) on the Exercise Date the BCP Common Stock and the RHIM Common Stock, and (b) LGII shall on the Exercise Date deliver into escrow with such escrow agent the portion, if any, of the Option Price being paid in cash, together with the requisite number of shares of Loewen Common Stock, if any, as to which the BCP Liquidity Right has not been exercised, and the closing of the exercise of the Option shall take place on the earliest to occur of (i) the date on which the requisite amount of net cash proceeds from the sale of shares of Loewen Common Stock as to which the BCP Liquidity Right has been exercised are received and (ii) the 180th day after the date on which BCP notified LWN of its desire to exercise the BCP Liquidity Right, at which time (subject to Section 8.3) the BCP Common Stock and RHIM Common Stock shall be released from escrow against payment of such portion of the Option Price payable in cash and such requisite number of shares of Loewen Common Stock, if any.

                  8.3 Default By LGII or LWN. In the event of a default by LGII or LWN of their obligations to pay the Option Price on the Exercise Date (or such later date as provided in Section 8.2), the BCP Common Stock and RHIM Common Stock shall be released from escrow and returned to BCP and RHIM, as applicable, and any funds or other assets held by the escrow agent in respect of any earlier deposit by or on behalf of LGII or LWN shall be retained by the escrow agent as collateral security for the payment of the Obligations, and LWN and LGII hereby grant to BCP a security interest in such funds or other amounts as security for the Obligations. In the event all or any part of the Option Price is not paid when due, such unpaid amount shall constitute a continuing fixed obligation of LGII and shall bear interest at the Default Rate until such unpaid amount is paid in full (as well as after as before judgment).

                  8.4 Time and Place of Closing. The closing of the purchase of the BCP Common Stock and RHIM Common Stock shall be held at the principal office of the BCP Entities at 10:00 A.M. local time on the date determined pursuant to this Article VIII.

                                  ARTICLE IX

                                 MISCELLANEOUS

                  Section 9.1 Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram or other form of electronic mail or by telecopy (and subsequently confirmed by any other permitted means hereunder) and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal (as the case may be), postage or charges prepaid, and addressed to the particular party to whom the notice is to be sent as follows:

                  (a)      in the case of BCP or RHIM:

                  c/o The Blackstone Group
                  345 Park Avenue, 31st Floor
                  New York, NY  10154
                  Telecopier No.: (212) 754-8725
                  Attention: Howard A. Lipson

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Telecopier No.: (212) 455-2502
                  Attention: Wilson S. Neely, Esq.

                  (c)  in the case of LGII or LWN:

                  The Loewen Group Inc.
                  4126 Norland Avenue
                  Burnaby, British Columbia
                  Canada V5G 358

                  Telecopier No.: (604) 473-7305

                  Attention: Senior Vice President and Chief Financial Officer with a copy to:

                  The Loewen Group Inc.
                  c/o Loewen Group International, Inc.
                  50 East River Center Boulevard
                  Covington, Kentucky  41011
                  Telecopier No.: (606) 655-7154
                  Attention: Legal Department

or to such address as a party may instruct by notice hereunder.

                  Section 9.2 Severability; Mutuality of Options. In the event any provision hereof is held or rendered void or unenforceable by any court or other legal authority, then such provisions shall be severable and shall not affect the remaining provisions hereof. Notwithstanding the foregoing, in the event either the call option or put option shall be held or rendered void or unenforceable or breached by the party obligated thereon, then the party holding such option shall be excused from performing under the option it has granted.

                  Section 9.3 Entire Agreement. This Agreement, together with the other agreements referred to herein, is the entire Agreement among the parties, and, when executed by the parties hereto, supersedes all prior agreements and communications, either verbal or in writing, between the parties hereto with respect to the subject matter contained herein.

                  Section 9.4 Amendment and Waiver. This Agreement may not be amended, modified or supplemented unless consented to in writing by the parties hereto. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

                  Section 9.5 Assignment; Binding on Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees from and after the effective date hereof. Subject to the last sentence of this Section 9.5, BCPII, BFIP, RDI, LGII and RHMI may assign any of their respective rights and obligations hereunder to any of their respective Affiliates. LWN may not assign any of its rights and obligations hereunder to any Person without the written consent of BCP. A Person may become an assignee of the rights of a party hereto only if such assignee becomes a party to this Agreement to the same extent as the assignor; provided, that an assignment by any party hereto of its rights hereunder shall not release such party from its obligations hereunder unless all other parties hereto consent to such release.


                  Section 9.6 Variations in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

                  Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 9.8 Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  Section 9.9 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

                  Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 9.11 Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably submits in any legal action or proceeding relating to or arising out of this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the jurisdiction of the United States District Court for the Southern District of New York, and appellate courts thereof. Each of the parties hereto further (i) consents that any such action or proceeding may be brought in such court and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (ii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 9.2 or at such other address of which such party shall have given notice pursuant thereto; (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (iv) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  Section 9.12 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                THE LOEWEN GROUP INC.


                                By: /s/ F. Andrew Scott
                                   ------------------------------
                                   Name: F. Andrew Scott
                                   Title:


                                LOEWEN GROUP INTERNATIONAL, INC.


                                By: /s/ F. Andrew Scott
                                   ------------------------------
                                   Name: F. Andrew Scott
                                   Title:



                                ROSES DELAWARE, INC.


                                By: /s/ F. Andrew Scott
                                   ------------------------------
                                   Name: F. Andrew Scott
                                   Title:



                                BLACKSTONE CAPITAL PARTNERS II
                                MERCHANT BANKING FUND L.P.


                                By:      BLACKSTONE MANAGEMENT
                                         ASSOCIATES II L.L.C.
                                         General Partner


                                         By: /s/ Howard A. Lipson
                                            --------------------------
                                            Name: Howard A. Lipson
                                            Title:

                                BLACKSTONE ROSE HILLS OFFSHORE
                                CAPITAL PARTNERS L.P.



                                By:      BLACKSTONE MANAGEMENT
                                         ASSOCIATES II L.L.C.
                                         General Partner

                                         By: /s/ Howard A. Lipson
                                            --------------------------
                                            Name: Howard A. Lipson
                                            Title:


                                BLACKSTONE FAMILY INVESTMENT
                                PARTNERSHIP II L.P.

                                By:      BLACKSTONE MANAGEMENT
                                         ASSOCIATES II L.L.C.
                                         General Partner

                                         By: /s/ Howard A. Lipson
                                            --------------------------
                                            Name: Howard A. Lipson
                                            Title:

                                RHI MANAGEMENT DIRECT L.P.

                                By:      PSI P&S Corp.
                                         General Partner

                                         By: /s/ Stephen A. Schwarzman
                                            --------------------------
                                            Name: Stephen A. Schwarzman
                                            Title: